UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 15, 2004

STERIS Corporation

(Exact name of registrant as specified in its charter)

Ohio	0-20165	34-1482024
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5960 Heisley Road, Mentor, Ohio	44060-1834
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (440) 354-2600

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On November 15, 2004, STERIS Corporation (“STERIS”) entered into an Asset Purchase Agreement (the “Agreement”) with Cosmed Group, Inc. (“Cosmed”) pursuant to which STERIS agreed to purchase substantially all of the assets of the medical device sterilization division of Cosmed (the “Business”), for a purchase price of $73 million in cash, and the assumption of certain contractual obligations and trade payables. The Agreement also provides for certain customary adjustments to the purchase price based on the level of working capital of the Business during a specified time period immediately preceding the closing.

The Agreement contains customary representations, warranties, covenants, and indemnification provisions for transactions of this nature. The closing of this transaction is subject to the satisfaction of customary closing conditions, including regulatory review and approval.

On November 16, 2004, STERIS issued a press release announcing the signing of this definitive agreement. The press release is attached as Exhibit 99.1.

ITEM 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
99.1	Press release issued by the Company on November 16, 2004 relating to the signing of a definitive agreement for the acquisition of certain assets of Cosmed Group, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERIS CORPORATION

By:	/s/ Laurie Brlas
Laurie Brlas
Senior Vice President and Chief Financial Officer

Dated: November 17, 2004

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EXHIBIT INDEX

Exhibit Number	Exhibit Description
99.1	Press release issued by the Company on November 16, 2004

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